EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the three month period ended March 31, 2013 and for the year ended December 31, 2012 assumes the acquisition of Jefferies was completed on January 1, 2012.

The unaudited pro forma condensed combined financial information reflects the acquisition of Jefferies using the acquisition method of accounting. The aggregate purchase price ($4,761.8 million) includes the issuance of Leucadia common shares for each outstanding share of Jefferies common stock that Leucadia didn’t own, at an exchange ratio of 0.81 Leucadia common shares for each share of Jefferies common stock, the fair value of the Leucadia owned Jefferies common stock, and the fair value of Jefferies employee stock awards attributable to the pre-combination services of Jefferies employees, which was converted into Leucadia stock awards at the exchange ratio. The value of the shares issued and awards converted was based on the trading price of Leucadia’s common shares immediately prior to the completion of the acquisition. In addition, the purchase price included Leucadia’s issuance of a new series of its 3.25% Cumulative Convertible Preferred Shares ($125.0 million at mandatory redemption value) in exchange for Jefferies outstanding 3.25% Series A-1 Cumulative Convertible Preferred Stock.

The unaudited pro forma condensed combined financial statements have been prepared based upon a preliminary purchase price allocation for Jefferies. Once Leucadia completes its analyses for the determination of the final purchase price, adjustments could be made to the purchase price allocation for intangible assets, deferred tax assets, other assets, other liabilities and goodwill. Differences between the preliminary and final purchase price allocation could result in material adjustments.

Jefferies has a fiscal year end of November 30th; accordingly, the pro forma condensed combined statement of operations for the three months ended March 31, 2013 includes Jefferies consolidated statement of earnings for the three months ended February 28, 2013, and the pro forma condensed combined statement of operations for the year ended December 31, 2012 includes Jefferies consolidated statement of earnings for the year ended November 30, 2012.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the unaudited interim and audited annual historical consolidated financial statements and notes thereto of Leucadia and Jefferies. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred at the times described above, nor does it purport to represent results of future operations.

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2013
(In thousands except per share amounts)

	Leucadia Historical	Jefferies Historical	Jefferies Pro Forma Adjustments	(a)	Pro Forma As Adjusted
Revenues:
Beef processing services	$1,788,813				$1,788,813
Commissions		$131,083	$(5)	(b)	131,078
Principal transactions		300,278			300,278
Investment banking		288,278			288,278
Interest income	5,709	249,277			254,986
Realized security gains	229,891		5	(b)	229,896
Other	119,623	37,887			157,510

Total revenues	2,144,036	1,006,803	—		3,150,839
Interest expense		203,416	(21,336)	(c)	181,064
			(1,016)	(d)
Net revenues	2,144,036	803,387	22,352		2,969,775
Interest on mandatorily redeemable preferred interests		10,961	(10,961)	(e)	—
Net revenues, less mandatorily redeemable preferred interests	2,144,036	792,426	33,313		2,969,775

Expenses:
Cost of sales	1,830,463				1,830,463
Compensation and benefits	45,936	474,217			520,153
Floor brokerage and clearing fees		30,998			30,998
Interest	21,319				21,319
Depreciation and amortization	29,796		13,130	(f)	46,093
			3,167	(g)
Selling, general and other expenses	81,272	156,224	(13,130)	(f)	207,755
			(16,611)	(h)
	2,008,786	661,439	(13,444)		2,656,781

Income from continuing operations before income taxes and income related to associated companies	135,250	130,987	46,757		312,994
Income tax provision (benefit)	67,602	45,491	19,942	(i)	133,035

Income from continuing operations before income related to associated companies	67,648	85,496	26,815		179,959
Income related to associated companies, net of income taxes	233,122		(189,296)	(j)	43,826

Income from continuing operations	300,770	85,496	(162,481)		223,785
Net (income) loss from continuing operations attributable to the noncontrolling interest	622	(10,704)			(10,082)
Net (income) loss from continuing operations attributable to the redeemable noncontrolling interests	4,531				4,531
Preferred stock dividends	(339)		(677)	(d)	(1,016)

Net income from continuing operations attributable to common shareholders	$305,584	$74,792	$(163,158)		$217,218

Basic earnings per common share attributable to common shareholders:
Income from continuing operations	$1.10				$0.57
Number of shares used in calculation	275,735	213,732	(118,746)	(k)	370,721

Diluted earnings per common share attributable to common shareholders:
Income from continuing operations	$1.08				$0.56
Number of shares used in calculation	281,587	217,844	(120,082)	(k)	379,349

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2012
(In thousands except per share amounts)

	Leucadia Historical	Jefferies Historical	Jefferies Pro Forma Adjustments	(a)	Pro Forma As Adjusted
Revenues:
Beef processing services	$7,479,251				$7,479,251
Commissions		$485,569	$(9,796)	(b)	475,773
Principal transactions		1,035,974			1,035,974
Investment banking		1,125,883			1,125,883
Interest income	20,547	1,031,839			1,052,386
Realized security gains	590,581		9,796	(b)	600,377
Other	1,103,310	191,940			1,295,250

Total revenues	9,193,689	3,871,205	—		13,064,894
Interest expense		872,421	(83,595)	(c)	784,763
			(4,063)	(d)
Net revenues	9,193,689	2,998,784	87,658		12,280,131
Interest on mandatorily redeemable preferred interests		42,883	(42,883)	(e)	—
Net revenues, less mandatorily redeemable preferred interests	9,193,689	2,955,901	130,541		12,280,131

Expenses:
Cost of sales	7,479,746				7,479,746
Compensation and benefits	186,857	1,770,798			1,957,655
Floor brokerage and clearing fees		120,145			120,145
Interest	92,581				92,581
Depreciation and amortization	130,123		50,534	(f)	199,787
			19,130	(g)
Selling, general and other expenses	337,862	573,163	(50,534)	(f)	851,333
			(9,158)	(h)
	8,227,169	2,464,106	9,972		10,701,247

Income from continuing operations before income taxes and income related to associated companies	966,520	491,795	120,569		1,578,884
Income tax provision	376,494	168,646	49,668	(i)	594,808

Income from continuing operations before income related to associated companies	590,026	323,149	70,901		984,076
Income related to associated companies, net of income taxes	276,279		(206,534)	(j)	69,745

Income from continuing operations	866,305	323,149	(135,633)		1,053,821
Net (income) loss from continuing operations attributable to the noncontrolling interest	2,060	(40,740)			(38,680)
Net (income) loss from continuing operations attributable to the redeemable noncontrolling interests	(12,235)				(12,235)
Preferred stock dividends			(4,063)	(d)	(4,063)

Net income from continuing operations attributable to common shareholders	$856,130	$282,409	$(139,696)		$998,843

Basic earnings per common share attributable to common shareholders:
Income from continuing operations	$3.50				$2.63
Number of shares used in calculation	244,583	215,989	(88,023)	(k)	372,549

Diluted earnings per common share attributable to common shareholders:
Income from continuing operations	$3.45				$2.59
Number of shares used in calculation	248,914	220,101	(87,971)	(k)	381,044

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands except per share amounts)

Basis of Presentation

For the unaudited pro forma combined statement of operations for the year ended December 31, 2012, Leucadia’s manufacturing and gaming entertainment revenues have been reclassified and grouped with other revenues, direct operating expenses for gaming entertainment have been reclassified and grouped with selling, general and other expenses, and manufacturing cost of sales and beef processing cost of sales have been grouped in a single cost of sales caption, in each case to be consistent with the 2013 presentation. Leucadia’s interest income that was previously reported in the caption “Investment and other income” has been reclassified to a separate caption “Interest income” reported as a component of revenues. A reconciliation of reclassifications to Leucadia historical expense amounts is as follows:

Year Ended December 31, 2012
Compensation and benefits, as reported:
Salaries and incentive compensation	$162,725
Add, reclassification of employee benefits	24,132
Compensation and benefits, as reclassified	$186,857

Selling, general and other expenses, as reported:
Selling, general and other expenses	$273,867
Operating expenses for gaming entertainment	88,127
Less, reclassification of employee benefits	(24,132)
Selling, general and other expenses, as reclassified	$337,862

Jefferies historical amounts previously reported in the caption “Asset management fees and investment income from managed funds” were combined with the caption “Other income.” In addition, certain of Jefferies expenses reported under “Non-compensation expenses” were combined with the caption “Selling, general and other expenses” as follows:

	Quarter Ended March 31, 2013	Year Ended December 31, 2012
As reported:
Technology and communications	$59,878	$244,511
Occupancy and equipment rental	24,309	97,397
Business development	24,927	95,330
Professional services	32,635	73,427
Other	14,475	62,498
Selling, general and other expenses, as reclassified	$156,224	$573,163

(a)	Jefferies Acquisition

Purchase Price Calculation

Jefferies common stock outstanding at February 28, 2013		205,368
Less, Jefferies common stock owned by Leucadia		(58,006)
Jefferies common stock acquired by Leucadia		147,362
Exchange ratio		0.81
Leucadia shares issued		119,363
Less Leucadia restricted shares issued with future service requirements		(6,895)
Leucadia shares issued excluding unvested restricted shares		112,468
Market price per share of Leucadia at closing		$26.90
Value of Leucadia common shares issued		3,025,399
Fair value of employee stock-based awards		343,811
Aggregate purchase price excluding Leucadia owned Jefferies stock		3,369,210
Add fair value of new Leucadia preferred shares exchanged for Jefferies preferred stock		125,000
Fair value of debt conversion option		7,728
Add fair value of Leucadia owned Jefferies stock:
Stock of Jefferies owned by Leucadia	58,006
Market price of Jefferies common shares on February 28, 2013	$21.72
Fair value of Leucadia owned Jefferies stock	$1,259,891	1,259,891

Aggregate purchase price		$4,761,829

The fair value of Jefferies employee stock based awards which was converted into Leucadia stock based awards attributable to pre-combination service is recorded as part of the aggregate purchase price, while the fair value of awards attributable to post-combination service is recorded separately from the business combination and recognized as compensation cost in the post-combination service period. The portion of Jefferies stock based awards attributable to pre-combination and post-combination service is estimated based on the ratio of vested to unvested stock based awards and the average vesting period.

(b)	Adjustment to eliminate commissions earned by Jefferies on services provided to Leucadia.

(c)	Adjustment for amortization of premium on long-term debt based on acquisition date fair value.

(d)	The holder of Jefferies mandatorily redeemable convertible preferred stock exchanged its interest for a new mandatorily redeemable convertible preferred stock issued by Leucadia. The preferred stock issued by Leucadia has a 3.25% annual, cumulative cash dividend, which is the same dividend rate payable on the Jefferies preferred stock. The pro forma adjustments reflect the classification of the Leucadia preferred shares as mezzanine equity, and remove the dividends on the Jefferies preferred shares classified as interest expense. Dividends on the Leucadia preferred shares are shown separately on the unaudited pro forma condensed combined statements of operations.

(e)	Eliminate interest on mandatorily redeemable preferred interests held by Leucadia.

(f)	Adjustment to reclassify Jefferies’ depreciation and amortization expenses to conform to Leucadia’s presentation.

(g)	Adjustment to recognize the amortization of intangible assets, property and equipment as follows:

	Amount	Useful Life	Quarter Ended March 31, 2013	Year Ended December 31, 2012
Customer relationships	$136,002	9-18 years	$2,233	$19,730
Trade names and related trademarks	131,299	Indefinite
Internally developed software	26,200	3-5 years	2,213	8,867
Exchange, clearing organizations and other memberships	23,992	Indefinite
Total	$317,493		4,446	28,597
Less, existing amortization expense			(1,279)	(9,467)
Pro forma adjustment			$3,167	$19,130

(h)	Adjustment to remove actual transaction related costs recorded during 2012 and 2013.

(i)	Adjustment to record tax effect of pro forma adjustments at combined statutory income tax rate of 40%, excluding the pro forma adjustment to remove interest expense related to Jefferies preferred stock which is not tax deductible, and including an adjustment for transaction costs that are not tax deductible.

(j)	Adjustments to equity in earnings of associated companies for the following:

	Quarter Ended March 31, 2013	Year Ended December 31, 2012
Eliminate interest on mandatorily redeemable preferred interests held by Leucadia	$(10,961)	$(42,883)
Eliminate Leucadia’s (income) loss in Jefferies under fair value option	(182,719)	(301,341)
Pre-tax	(193,680)	(344,224)
Income tax provision	4,384	137,690
Net	$(189,296)	$(206,534)

For the three months ended March 31, 2013, no pro forma adjustment was made to the income tax provision for the elimination of Leucadia’s income in Jefferies under the fair value option, since Leucadia did not record an income tax provision in its historical results for that income.

(k)	The unaudited pro forma combined basic and dilutive share calculations are based on the combined basic and diluted shares. The historical basic and diluted shares of Jefferies, excluding Jefferies stock owned by Leucadia, are assumed to be replaced by shares issued by Leucadia at an exchange ratio of 0.81 Leucadia shares for each Jefferies share. The new mandatorily redeemable preferred stock issued in exchange for the Jefferies preferred stock increased diluted shares outstanding by approximately 835 shares. For the first quarter of 2013, the adjustment for pro forma combined basic and fully diluted shares reflects that shares issued for the Jefferies acquisition are reflected in both the Leucadia and Jefferies historical amounts.